Exhibit 99.1

Elite Provides Update on SequestOx™ New Drug Application

NORTHVALE, N.J. – December 22, 2016 – Elite Pharmaceuticals, Inc. ("Elite" or the “Company") (OTCBB: ELTP) today announced the Company met with the U.S. Food and Drug Administration (the “FDA”) on December 21, 2016 for an end-of-review meeting to discuss steps that Elite can take to obtain approval of SequestOxTM. Based on the FDA response, the Company believes there is a clear path forward to address the issues cited in the July 14th Complete Response Letter (“CRL”). The FDA will provide minutes of the meeting by the end of January and the Company will issue a further update at that time.

SequestOx™ (oxycodone hydrochloride and naltrexone hydrochloride) is Elite’s investigational abuse-deterrent opioid candidate for the management of moderate to severe acute pain where the use of an opioid analgesic is appropriate. The proposed plan submitted by the Company addresses items cited in the Complete Response Letter dated July 14, 2016 for the New Drug Application (the “NDA”) for SequestOx™.

“We are extremely pleased that there is a path forward to seek FDA approval of SequestOx™,” said Nasrat Hakim, President and CEO of Elite. “Based on the guidance received from the agency, Elite will begin to execute the proposed plan immediately.”

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. is a specialty pharmaceutical company which is developing a pipeline of proprietary pharmacological abuse-deterrent opioid products as well as niche generic products. Elite specializes in oral sustained and controlled release drug products which have high barriers to entry. Elite owns generic and OTC products which have been licensed to TAGI Pharma, Epic Pharma and Valeant Pharmaceuticals International. Elite currently has eight commercial products being sold, additional approved products pending manufacturing site transfer and the NDA for SequestOx™, for which it just received the CRL from the FDA. Elite’s lead pipeline products include abuse-deterrent opioids which utilize the Company’s patented proprietary technology and a once-daily opioid. These products include sustained release oral formulations of opioids for the treatment of chronic pain. These formulations are intended to address two major limitations of existing oral opioids: the provision of consistent relief of baseline pain levels and deterrence of potential opioid abuse. Elite also provides contract manufacturing for Ascend Laboratories (a subsidiary of Alkem Laboratories Ltd.). Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ. Learn more at www.elitepharma.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Including those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release, readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, Elite’s ability to obtain FDA approval of the transfers of the ANDAs or the timing of such approval process, delays, uncertainties, inability to obtain necessary ingredients and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These forward-looking statements may include statements regarding the expected timing of approval, if at all, of SequestOx™ by the FDA, the steps Elite may take as a result of the CRL, the results of an End of Review Meeting and what actions the FDA may require of Elite in order to obtain approval of the NDA. These forward-looking statements are not guarantees of future action or performance. These risks and other factors, including, without limitation, Elite’s ability to obtain sufficient funding under the LPC Agreement or from other sources, the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities, intellectual property protections and defenses, and the Elite’s ability to operate as a going concern, are discussed in Elite's filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q and 8-K. Elite is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Elite Pharmaceuticals, Inc.

Dianne Will, Investor Relations

518-398-6222

Dianne@elitepharma.com